UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

FinServ Acquisition Corp.
 (Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

(646) 965-8218
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, and one-half of one Redeemable Warrant	FSRVU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	FSRV	The Nasdaq Stock Market LLC
Redeemable Warrants	FSRVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of October 31, 2019, between FinServ Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 12,500,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 332,500 warrants (together with the Public Warrants, the “Warrants”) that were issued to the Company’s sponsor in a private placement that closed concurrently with the closings of the IPO, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On April 26, 2021, as discussed with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm (the “Independent Accountants”), the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that, in light of the SEC Statement, it is appropriate to restate the Company’s financial statements for the periods ended November 5, 2019, December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 (the “Relevant Periods”). Considering such restatement, such financial statements should no longer be relied upon. The Company will file an amendment to its Annual Report on Form 10-K as of and for the year ended December 31, 2020, which will include the restated audited financial statements for the Relevant Periods. In addition, the audit reports of the Independent Accountants included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2020 and December 31, 2019, as filed with the SEC on March 8, 2021 and March 27, 2020, respectively, should no longer be relied upon.

Going forward, unless we amend the terms of our warrant agreement, we expect to continue to classify our warrants as a liabilities, which would require us to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on our results of operations.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with the Independent Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2021

FINSERV ACQUISITION CORP.

By:	/s/ Lee Einbinder
Name:	Lee Einbinder
Title:	Chief Executive Officer

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